Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-218276), and Forms S-8 (File Nos. 333-216201 and 333-206360) of Future FinTech Group Inc. (the “Company”) of our report dated March 31, 2018, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ Wang Certified Public Accountant, P.C.
Wang Certified Public Accountant, P.C.
Flushing, NY

April 16, 2018